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                                                                    Exhibit 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



GameStop Corp.
Grapevine, Texas




We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2001, relating to the consolidated financial statements of GameStop Corp., which is contained in that Prospectus.


We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        BDO Seidman, LLP



Dallas, TX
January 22, 2002